Exhibit 10.2

CAPSTONE TURBINE CORPORATION

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is entered into on this 18th day of December, 2006 by and between Capstone Turbine Corporation (the “Company”) with Darren R. Jamison (“Jamison”) to evidence the award of the common stock of the Company that was made on December 18, 2006.

RECITALS:

WHEREAS, the Company, through action of the compensation committee of its board of directors taken on December 1, 2006, made a conditional award of the Company’s Common Stock (the “Award”) as an inducement to encourage Executive to accept an offer of employment as the Company’s president and chief executive officer;

WHEREAS, the parties, in connection therewith, entered into a letter agreement dated December 1, 2006, that sets forth general terms of employment of the Executive by the Company, including the terms of the Award that is evidenced by this Agreement;

WHEREAS, the parties desire to set forth the terms of such Award and to acknowledge that the shares of Common Stock that may be acquired hereunder shall be registered under the Securities Act of 1933, as amended (“Securities Act”) on Form S-8; and

WHEREAS, the parties further acknowledge that this Award is granted separately from the Capstone Turbine Corporation 2000 Equity Incentive Plan (the “2000 Plan”), but desire that this Award be subject to the terms contained in the of the 2000 Plan, except as otherwise provided for herein;

NOW, THEREFORE, in consideration of these premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree to the following terms and conditions regarding the Award covered hereby:

I.                                         NOTICE OF STOCK AWARD

Notice is hereby given of the grant of the Award, subject to the following terms. References in this Agreement to certain terms of the Award shall be as defined in this Article I:

Date of Grant:	December 18, 2006

Total Number of Shares:	500,000

Type of Award:	Restricted Stock Units

Term for Vesting:	4 Years

Transfer of Shares; Vesting Schedule:

Pursuant to the Award, ownership of the Common Stock shall be transferred to Executive on the dates and in the amounts described in this paragraph, subject to the Executive continuing to be either an Employee or a Consultant to the Company on such dates:

Transfer Date	Shares Transferred

December 18, 2007	125,000
December 18, 2008	Additional 125,000 shares
December 18, 2009	Additional 125,000 shares
December 18, 2010	Additional 125,000 shares

The Common Stock transferred to Executive pursuant to this Award shall be fully vested and not subject to restrictions or forfeiture on the respective transfer dates, except as provided in this Agreement. If Executive’s employment is terminated by the Company other than for Cause prior to the one-year anniversary of the Date of Grant, Executive shall become vested in and have the vested right to receive a transfer of the Common Stock under this Award with respect to 1/48th of the number of Shares subject to the Award for each full month of employment following the Date of Grant, based on the day of the month corresponding to the Date of Grant, through the date of such termination.

Award Termination:

The Award shall terminate on the date that Executive ceases to be either an Employee or a Consultant of the Company. Upon termination, any unvested portion of the Award will lapse.

II.                                     AGREEMENT

1.                                       Grant of Award. This Award is subject to the terms set forth in Article I of this Agreement and, except as expressly provided for herein, the terms, definitions and provisions of the 2000 Plan regarding awards of Common Stock (including Stock Bonus grants), which are incorporated herein by reference. All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the 2000 Plan, except as may be otherwise defined herein. The Award evidenced in this Agreement is intended by the parties to be granted in fulfillment of the Company’s obligation to award restricted stock pursuant to the letter agreement between the parties dated December 1, 2006; the terms of this Agreement completely replace and supersede the terms addressing the subject matter contained in such letter agreement.

2.                                       Status of Executive. The Executive shall not be deemed a stockholder of the Company with respect to Common Stock covered by this Award and shall not be entitled to receive dividends and exercise voting rights with respect thereto until such Shares are Transferred to Executive on the dates described in Article I of this Agreement. The Company is not required to deliver shares of Common Stock to the Participant until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Common Stock may then be listed. Any certificates representing the shares of Common Stock awarded pursuant to this Agreement shall be issued in the Participant’s name.

3.                                       Tax Withholding. At the time that any portion of the Award becomes vested and Shares are transferred to the Executive, the Company shall withhold from the Shares to be delivered to Executive a number of Shares that have a Fair Market Value equivalent to the tax withholdings that are required to be remitted by the Company to the appropriate governmental entity or entities on behalf of the Executive with respect to such transaction.

4.                                       No Effect on Capital Structure.  This Award shall not affect the right of the Company or any Subsidiary to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

5.                                       Committee Authority.  Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

6.                                       Lock-Up Period. Executive hereby agrees that if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, Executive shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

7.                                       Non-Transferability of Award. The Award may not be transferred in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Executive only by Executive. The terms of the Award shall be binding upon the executors, administrators, heirs, successors and assigns of the Executive.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

CAPSTONE TURBINE CORPORATION

By:	/s/ WALTER J. MCBRIDE
Walter J. McBride
Executive VP & Chief Financial Officer

EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE TRANSFER AND VESTING OF SHARES PURSUANT TO THIS AWARD IS EARNED ONLY BY CONTINUING EMPLOYMENT OR CONSULTANCY AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING

HIRED, BEING GRANTED THE AWARD OR ACQUIRING SHARES HEREUNDER). EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE CAPSTONE TURBINE CORPORATION 2000 EQUITY INCENTIVE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON EXECUTIVE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH EXECUTIVE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE EXECUTIVE’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

Executive hereby acknowledges receipt of the 2000 Plan and a current prospectus for the offering represented by the grant of this Award. Executive represents that he is familiar with the terms and provisions of the 2000 Plan and this Agreement and does hereby accept the Award subject to all of its terms. Executive has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Award granted hereunder. Executive hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the 2000 Plan or this Agreement. Executive further agrees to notify the Company upon any change in the residence address indicated below.

Dated: January 25, 2007	/s/ DARREN R. JAMISON
Darren R. Jamison

Residence Address: